                                                             Exhibit No. EX-99.j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 3 to Registration  Statement No. 333-123467 on Form N-1A of our report dated
May 23, 2007, relating to the financial  statements and financial  highlights of
MGI Funds comprising MGI US Large Cap Growth Equity Fund, MGI US Large Cap Value
Equity Fund, MGI US Small/Mid Cap Growth Equity Fund, MGI US Small/Mid Cap Value
Equity Fund,  MGI Core  Opportunistic  Fixed Income Fund,  MGI US Short Maturity
Fixed  Income Fund and MGI Non-US Core Equity Fund  (Collectively  the  "Funds")
appearing  in the Annual  Report on Form N-CSR of the Funds,  for the year ended
March  31,  2007,  and to the  reference  made to our firm  under  the  headings
"Financial  Highlights" in the Prospectuses and "Independent  Registered  Public
Accounting Firm" in the Statement of Additional  Information,  both of which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Boston, Massachusetts
July 26, 2007